Exhibit 10.2

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “First Amendment”) is dated as of April 26, 2024 (the “Effective Date”), and is made and entered into by and between EchoStar Real Estate Holding L.L.C., a Colorado limited liability company (“Seller”) and CONX CORP., a Nevada corporation (“Purchaser”).

Recitals:

A.            Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated March 10, 2024 (the “Purchase Agreement”) for the purchase and sale of real property located at 5701 South Santa Fe Boulevard, Littleton, Colorado 80120, as more particularly described in the Purchase Agreement (the “Property”).

B.            In connection with Purchaser’s purchase of the Property, the Purchase Agreement requires the Seller Lease Agreement set forth therein to be signed at Closing.

C.            Seller and Purchaser agree that certain provisions of the Seller Lease Agreement require revising.

D.            Seller and Purchaser also agree that the Closing Date set forth in the Purchase Agreement shall be revised.

E.            In connection with revising the Seller Lease Agreement, and in connection with revising the Closing Date, the Parties desire to amend the Purchase Agreement as more fully set forth in this First Amendment.

Agreement:

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Purchaser and Seller hereby agree as follows.

1.            Capitalized Terms. Capitalized terms used but not defined in this First Amendment have the meaning given to such terms in the Purchase Agreement.

2.            Seller Lease Agreement. The form of Seller Lease Agreement attached to the Purchase Agreement as Exhibit B is hereby deleted in its entirety, and an updated form of Seller Lease Agreement to be signed at Closing is attached on Exhibit A hereto.

3.            Date of Closing. The Closing Date set forth in Section 7.1 of the Purchase Agreement is hereby revised to 11:00 a.m. Mountain Time on May 1, 2024, subject to adjustment based on mutual agreement of Purchaser and Seller.

4.            Miscellaneous.

(a)            This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. The Parties agree to accept digitized copies of manual signatures or other electronic signatures on this First Amendment.

(b)            This First Amendment shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to principles of conflict of laws.

(c)            The Purchase Agreement, as modified by this First Amendment, may not be amended or modified orally, but only by an instrument in writing duly signed by or on behalf of all of the Parties. Any alleged amendment or modification which is not so documented shall not be effective as to any Party. The Purchase Agreement, as modified by this First Amendment, is a continuing agreement and shall remain in full force and effect and is binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns. In the event of conflict between this First Amendment and the Purchase Agreement, the terms and conditions of this First Amendment shall control and be absolute.

[Signature Page Follows]

First Amendment – Dish Campus

IN WITNESS OF THESE AGREEMENTS, the parties are executing this First Amendment to be effective as of the Effective Date.

SELLER:	EchoStar Real Estate Holding L.L.C., a Colorado limited liability company

By:	/s/ Dean Manson
Name:	Dean Manson
Title:	Chief Legal Officer

PURCHASER:	CONX Corp., a Nevada corporation

By:	/s/ Kyle Jason Kiser
Name:	Kyle Jason Kiser
Title:	Chief Executive Officer

Signature Page to First Amendment

EXHIBIT A

FORM OF SELLER LEASE AGREEMENT

[Form of Seller Lease Agreement begins on the following page.]

Exhibit A

COMMERCIAL LEASE AGREEMENT

BETWEEN

DISH WIRELESS L.L.C.

AS TENANT

AND

CONX CORP.

AS LANDLORD

Summary of Lease Terms*

Commencement Date:	May 1, 2024

Address:	5701 South Santa Fe Drive, Littleton, Colorado 80120

Square footage of Premises:	_______ Square Feet

Square footage of the Building	_______ Square Feet

Tenant’s Proportionate Share of Operating Expenses (if applicable)	100.00%

Term:	Approximately 10 years

Base Rent:	$228,500 per month (escalating by 2% per annum)

*Note            This summary is provided for the parties’ convenience only. It is not intended to be, and shall not be construed as a part of the Lease agreement. In the event that there is a conflict between this summary and the Lease, the terms set forth in the Lease agreement shall prevail.

COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT (this “Lease”) is entered into as of May 1, 2024, and shall be effective as of May 1, 2024, by and between CONX CORP., a Nevada corporation (“Landlord”) having a place of business at _______________________, and DISH Wireless L.L.C., a Colorado limited liability company (“Tenant”), having a place of business at ____________________________. (Tenant, and together with Landlord, the “Parties,” and each a “Party”).

WITNESSETH:

1.            PREMISES AND TERM

1.1           Premises. In consideration of the obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby leases from Landlord the premises situated within the County of Arapahoe, State of Colorado, more particularly described in Exhibit A, attached hereto and incorporated herein by this reference (the “Premises”), together with all rights, privileges, easements, appurtenances and amenities belonging to or in any way pertaining to the Premises (including, without limitation, the right of ingress and egress and access to all public streets within and bordering the Premises), to have and to hold, subject to the terms, covenants and conditions of this Lease.

1.2           Term.     The term of this Lease shall be for approximately ten (10) years (the “Term”), which Term shall commence on May 1, 2024 (the “Commencement Date”) and shall expire on May 31, 2034, unless terminated sooner, renewed or extended as provided herein. Notwithstanding the fact that the Commencement Date may be subsequent to the effective date of this Lease, the Parties agree that each has vested rights hereunder and that this Lease constitutes a binding and valid obligation of each as of the date this Lease is fully executed.

1.3           Condition of the Premises. To Landlord’s actual knowledge, as of the Commencement Date, the Premises, including, without limitation: the roof; floor slabs; foundations systems; exterior walls; all electrical, plumbing, gas, heating, ventilation, air -conditioning, water and sewage systems (including all fixtures and equipment related thereto); window glass; loading docks and dock highs; exterior steps; doors; loading doors; and interior walls, ceilings and floors, are in good order and repair. Without limiting the foregoing, the Parties acknowledge and agree that immediately prior to the effective date hereof, Tenant (or an affiliate of Tenant) owned the Premises, and therefore had full control and knowledge of the condition thereof. Accordingly, in no event shall Landlord be liable or responsible for statements made concerning the condition of the Premises.

1.4           Acceptance of the Premises. By taking possession of the Premises, Tenant acknowledges that: (i) it has inspected the Premises; (ii) it accepts the Premises; (iii) the Premises are suitable for the purpose for which the Premises are leased; and (iv) except as otherwise set forth in this Lease (including all exhibits and attachments), no representations or warranties have been made by Landlord with respect to the Premises. In the event that Landlord shall be unable, by reason of construction delays or otherwise (unless delay is caused solely by Tenant), to deliver physical possession of the Premises on the date set forth in Section 1.2, above, within sixty (60) days after the date this Lease is fully executed, Tenant shall have the right, but not an obligation, upon written Notice (as defined in Section 23.8 of this Lease) to Landlord, to terminate this Lease without penalty or further obligation to Landlord, its employees, officers, agents or lenders. If Tenant chooses not to terminate this Lease, Tenant may withhold Base Rent payments until physical possession occurs. Rental payments shall not commence until Tenant takes physical possession of the Premises.

2.            BASE RENT, OPERATING EXPENSE PAYMENTS AND SECURITY DEPOSIT

2.1           Base Rent.     Beginning on the Commencement Date and for each calendar month thereafter during the Term of this Lease, Tenant shall pay to Landlord rent for the Premises (“Base Rent”) in advance, without demand or set-off (except as otherwise explicitly set forth in this Lease), in the amount of: $228,500 per month, which Base Rent payment shall escalate by 2% per annum during the Term, with such escalation to occur on each May 1 during the Term.

All Base Rent payments shall be made on or before the first day of the month in lawful money of the United States of America, without prior Notice or demand, at such place or places as may be designated in writing from time to time by Landlord, except that all payments due hereunder for any fractional calendar month shall be prorated based upon the number of days during said month that the payment obligation was in force.

2.2	Additional Rent; Maintenance And Operations.

2.2.1       Operating Expenses. Beginning on the Commencement Date and continuing throughout the Term, Tenant agrees to pay as “Additional Rent” its Proportionate Share of Operating Expenses (as defined below in this Section 2.2.1) for the building of which the Premises are a part (the “Building”) and any common areas associated therewith including, without limitation, paving and parking areas, roads, alleys, and driveways, landscaping and exterior lighting (“Common Areas”) to the extent that such maintenance and costs are chargeable to Tenant under this Lease. The term “Operating Expenses” means, except as otherwise expressly set forth in this Lease, all costs and expenses incurred by Landlord with respect to the maintenance and operation of the Building including, without limitation: (i) intentionally omitted; (ii) insurance maintained by Landlord pursuant to Section 12; (iii) utilities (except as separately metered and paid directly to the utility by Tenant); (iv) maintenance of the Building and all associated systems serving the Building; (v) intentionally omitted; (vi) repair of any portion of the Building; (vii) deductibles on insurance loss; (viii) security services, if any; (ix) trash collection and sweeping; (x) snow removal; and (xi) the cost of any capital improvements that are made to the Building or Common Areas with the Parties’ express prior written agreement or approval as to same (including, without limitation, with respect to the nature and scope of the capital improvements, any and all plans related thereto, the cost thereof and any and all contractors to be used in connection with the performance thereof and any modification or change to any of the foregoing prior to completion of the applicable improvements). For clarity, Tenant has no obligation whatsoever for any capital improvements that are made to the Building, Common Areas, Land and/or the Project by Landlord other than as described in the immediately preceding clause (xi) or otherwise made in accordance with this Section 2.2.1. Without limiting the foregoing, if the Parties are unable to agree on capital improvements, as, when and to what extent they are required, then the Parties shall engage a licensed third-party professional (in the area of expertise required for the subject capital improvement(s)) to determine commercially reasonable maintenance, repair or replacement steps under the circumstances. For the purposes of this Lease, the term “Proportionate Share” means the percentage determined by dividing the rentable square footage of the Premises by the total rentable square footage of the Building. Landlord and Tenant agree that as of the Commencement Date, Tenant’s Proportionate Share shall be one hundred percent (100%). Landlord shall equitably adjust Tenant’s Proportionate Share in the event the Premises or Building are expanded or reduced. Operating Expenses shall be calculated in conformity with generally accepted accounting principles, applied on a consistent basis throughout the Term, and in accordance with industry standards such as those published by the Building Owners and Managers Association. The costs of any allowable expenditure which under generally accepted accounting principles is properly classified as a capital expenditure shall be amortized on a straight-line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or fifteen (15) years and, if paid by Landlord and not Tenant, shall be passed-through to Tenant on that basis (provided that, if Tenant agrees to pay for such capital expenditure up front or on an alternative payment schedule, then any payment made by Tenant attributable to any period of time after the Term expires shall be paid or reimbursed by Landlord to Tenant), except to the extent otherwise expressly agreed by Landlord and Tenant prior to incurring any such capital expenditure.

2.2.2       Operating Expense Exclusions.      Notwithstanding the foregoing, Operating Expenses shall not include any of the following: (i) depreciation on the Building and/or on any project of which the Building is a part (the “Project”); (ii) intentionally deleted; (iii) ground lease payments, mortgage principal or interest; (iv) capital expenses, other than those in strict compliance with clause (xi) of Section 2.2.1 of this Lease; (v) the costs of any service provided to any tenant in the Building which are directly billed to such tenant; (vi) the costs of repairs due to casualty or condemnation which are reimbursed by third parties; (vii) any cost incurred due to Landlord’s breach of this Lease or the lease of any other tenant of the Building or Project; (viii) any amount payable by Landlord by way of indemnity or for damages; (ix) any amount payable by Landlord which constitutes a fine, interest or penalty, except to the extent directly caused by Tenant; (x) any income, estate, inheritance or other transfer tax and any excess profit, franchise or similar taxes on Landlord’s business; (xi) any legal fees incurred by Landlord in enforcing its rights under other leases for premises in the Building or the Project; (xii) any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or similar organizations; (xiii) intentionally deleted; (xiv) costs for sculptures, paintings or other objects of art; (xv) except to the extent expressly approved in writing by Tenant in advance, costs, including, without limitation, materials, labor, architecture, permits, licenses, and inspection fees incurred with respect to the construction or installation of tenant improvements or otherwise improving, decorating, painting, or redecorating vacant space for new tenants or other occupants of the Building; (xvi) intentionally deleted; (xvii) any amount paid to subsidiaries or affiliates of Landlord, or to any other party as a result of a non-competitive selection process, for management or other services to the building, or for supplies or other materials, to the extent that such amounts exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord and/or on a competitive basis and are consistent with those incurred by similar buildings in the same metropolitan area in which the Premises are located; (xviii) reserves set aside for maintenance or repair of Common Areas, the Building or the Project or costs for reserves of any kind; (xix) any fines, costs, penalties or interest resulting from the negligence, misconduct or omission of the Landlord or its agents, contractors or employees; (xx) wages, salaries and other compensation paid to any executive employee of Landlord and/or any employee of Landlord not directly involved in the management and operation of the Premises; and (xxi) any cost or expense related to removal, cleaning, abatement or remediation of “hazardous materials” in or about the Building, including, without limitation, hazardous materials in the soil or ground water, subject to Tenant obligations referenced in Section 21.2 of this Lease.

2.2.3        Payment of Additional Rent. On or before the Commencement Date and thereafter not more than once per calendar year, Landlord shall furnish Tenant a written statement estimating Tenant’s Proportionate Share of the annual Operating Expenses of the Building, the Premises, the Common Areas, if any, and the Project, if any (the “Estimate”), which Estimate shall apply only to those Operating Expenses not paid directly by Tenant. Beginning on the Commencement Date and on the first day of each month during the Term, Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12) of the Estimate then in effect (the “Estimated Payments”). As soon as practical after the end of each calendar year (or on the expiration or earlier termination of this Lease), Landlord shall furnish Tenant a written statement showing a detailed and itemized breakdown of the total Operating Expenses actually paid by Landlord with respect to the Building, the Premises, the Common Areas, if any and the Project, if any for the calendar year just ended (the “Actual Expenses”). If Tenant’s Proportionate Share of the Actual Expenses exceeds the Estimated Payments, for the same period of time, then Tenant agrees to pay within thirty (30) days of receipt of said statement, the difference between Tenant’s Proportionate Share of the Actual Expenses and the Estimated Payments. If the Estimated Payments exceed Tenant’s Proportionate Share of the Actual Expenses, then Landlord agrees to refund the difference at the time that such statement is furnished. The provisions of this Section shall apply for any partial calendar year during which this Lease is effective, subject to a pro rata adjustment based upon the number of calendar months or portions thereof that this Lease is in effect. Tenant’s obligation to pay such difference and/or Landlord’s obligation to refund such difference shall survive the termination or expiration of this Lease.

2.3           Real Estate Taxes.     Tenant shall pay directly all Taxes that accrue against the Building during the Term; provided, however, that Tenant’s obligation to pay Taxes is conditioned on Landlord timely delivering to Tenant any and all necessary documentation for the payment of Taxes and Landlord’s reasonable cooperation with respect thereto. “Taxes” means any present or future federal, state, municipal or local taxes, assessments, levies, benefit charges, and/or other governmental and/or private impositions (including business park charges and dues), levied, assessed and/or agreed to be imposed upon the Building, or upon the rent due and payable hereunder, whether or not now customary or within the contemplation of the Parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, or similar or dissimilar to any of the foregoing, but shall not include any inheritance, estate, succession, income, profits or franchise tax. Tenant shall have the right to, at its sole cost and expense, contest any increase in Taxes or any increase in the assessment of the real property on which the Building is located (the “Land”). If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. In addition to the foregoing, Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

2.4          Audit Rights.     Tenant shall have the right upon reasonable Notice to Landlord (but no more often than once per calendar year) and at its own cost and expense (without requirement that Tenant pay Landlord’s costs of complying with this provision), to audit or inspect Landlord’s books and records relating to Landlord’s calculation of Operating Expenses and/or other Additional Rent payable by Tenant. Landlord shall utilize or cause to be utilized accounting records and procedures for each fiscal year (or other applicable time period) conforming to generally accepted accounting principals, consistently applied, with respect to all Operating Expenses and calculations of other forms of Additional Rent. Landlord shall cooperate with Tenant during the course of an audit, making all pertinent records available to Tenant, Tenant’s employees or agents for inspection during normal business hours in Landlord’s building manager’s office. Landlord agrees to make such personnel available to Tenant as is reasonably necessary for Tenant, Tenant’s employees or agents to conduct such audit. Tenant, Tenant’s employees or agents shall be entitled to make copies of such records, provided Tenant bears the expense of such copying and further provided that Tenant agrees to keep such copies in a confidential manner. If during the course of an Audit, Tenant uncovers that Landlord has overcharged Tenant, then Landlord shall pay to Tenant: (i) the overcharged amounts; and (ii) in the event that Landlord overcharged Tenant by more than five percent (5%), in addition to the overcharged amounts, the reasonable costs and expenses incurred by Tenant in connection with the Audit. The making of payments to Landlord by Tenant and the acceptance of payments from Landlord by Tenant shall not preclude Tenant from questioning the accuracy of any payment made or charge assessed by Landlord for Operating Expenses for up to two (2) years after the end of year adjustment has been made as provided above.

2.5           Security Deposit. On or before the Commencement Date, Tenant will deposit with Landlord a sum equal to one (1) month of Base Rent as set forth in Section 2.1 for the first year of the Term of this Lease, which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant’s obligations under this Lease, it being expressly understood and agreed that this deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an event of default, Landlord may use all or part of the deposit to pay past due rent or other payments due Landlord under this Lease, without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the security deposit to its original amount. The security deposit shall be returned to the Tenant within thirty (30) days after the expiration or earlier termination of this Lease.

3.            RENEWAL; EXTENSION; SURRENDER

3.1     Options To Renew.     Tenant shall have the right and option, but not an obligation, to renew this Lease for two (2) additional terms of five (5) years (each, a “Renewal Term”); provided that this Lease is in full force and effect immediately prior to the date of the commencement of the applicable Renewal Term and that Tenant is not in default under any of the provisions of this Lease at the time Tenant exercises its option to renew or at the time the applicable Renewal Term is scheduled to commence and Tenant shall have no further renewal rights. During each Renewal Term, all of the terms, covenants, conditions and limitations set forth in this Lease shall be, and remain, in full force and effect, except that the Base Rent due hereunder for the first year of the applicable Renewal Term shall be adjusted to the then-prevailing market rate for similar size and use properties within a five (5) mile radius of the Premises (the “Market Rate”); provided, in no event shall the Base Rent determined from the Market Rate for the first year of the applicable Renewal Term decrease from the Base Rent paid during the immediately preceding twelve (12) –month period; provided further, that after the Market Rate is determined and agreed to, the Base Rent shall increase by two-percent (2%) per annum for each subsequent year of the applicable Renewal Term. If Tenant elects to exercise its option to renew, it must do so by delivery of written Notice of the exercise thereof (the “Renewal Notice”) to Landlord no later than one hundred twenty (120) days prior to expiration of the Term (or Renewal Term, as applicable). Following delivery of the Renewal Notice, the Parties shall promptly, but in no event later than ten (10) days following delivery of the Renewal Notice, commence good faith discussions regarding the Market Rate for the applicable Renewal Term. In the event that despite such good faith discussions, the Parties cannot agree on the Market Rate for the applicable Renewal Term within sixty (60) days following delivery of the Renewal Notice, then Tenant may, in its sole and absolute discretion, rescind the Renewal Notice and the election to exercise its option to renew without any liability or obligation to Landlord, its employees, officers, agents or lenders.

3.2           Extension By Mutual Consent.     If Tenant lawfully occupies the Premises after the end of the Term (or a Renewal Term, if applicable), after having obtained Landlord’s written consent to do so, this Lease and all its terms, provisions, conditions, covenants, waivers, remedies and any and all of Landlord’s rights herein specifically given and agreed to, shall be in force for one month thereafter and thereafter from month-to-month until either Party gives the other thirty (30) days’ written Notice of its desire to terminate this Lease.

3.3           Surrender.     Except as otherwise set forth in Section 8.1, at the expiration or termination of the Term of this Lease (including any period(s) of renewal or extension) in each case in accordance with the terms of this Lease, Tenant shall surrender the Premises to Landlord, together with all additions, alterations and improvements thereto, in broom clean condition and in good order and repair except for ordinary wear and tear. Nothing herein, however, shall prohibit Tenant from removing any of its computers, voice and data network components, phone system components, phone switch, TVs and other video equipment, antennae, office equipment, furniture, office supplies, storage racks and/or other personal property in, on or about the Premises the Building or the Land (collectively, “Tenant Property”) in accordance with the terms of this Lease. Tenant shall repair any damage to the Premises caused by the removal of such Tenant Property. Any Tenant Property not removed by Tenant as required herein shall be deemed abandoned thirty (30) days after the expiration or earlier termination of this Lease, and may be stored, removed and disposed of by Landlord in its discretion, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention or disposal of same. Tenant shall be entitled to no payment or offset for the value of any abandoned property (even if sold by Landlord) and Tenant shall pay on demand all costs incurred by Landlord in connection with such removal or disposal. No retention, disposal or sale of such abandoned property shall limit remedies otherwise available to Landlord hereunder for a breach of this Lease by Tenant. All obligations of Tenant hereunder not fully performed as of the termination or expiration of this Lease shall survive such termination or expiration, until they are performed.

3.4           Holding Over.     If Tenant occupies the Premises beyond the Term of this Lease or any properly exercised Renewal Term, without Landlord’s written consent (“Hold Over”), Tenant shall be deemed to occupy the Premises on a month -to -month basis, terminable by either Party on fifteen (15) days’ written Notice to the other Party and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord a rental equal to one hundred twenty-five percent (125%) of the monthly Base Rent applicable hereunder at the expiration of the Term or applicable Renewal Term, prorated for the number of days of such holding over. If Tenant refuses to vacate after receiving a Notice of termination as provided in this Section 3.4, Tenant shall be deemed a Tenant at sufferance and Landlord may institute a forcible detainer or similar action against Tenant or any other party in possession of the Premises or pursue any other remedy available at law or in equity. Notwithstanding the foregoing, Tenant understands that it does not have the right to Hold Over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as seek to recover actual damages incurred by Landlord (expressly excluding the right to seek punitive damages), due to Tenant’s failure to vacate the Premises and deliver possession to Landlord as required by this Lease.

4.           UTILITIES     Beginning on the Commencement Date, Tenant shall pay directly to the applicable utility provider for all gas, electric, telephone, internet, water, sewer, refuse and trash collection, and other utilities and services used on or at the Premises, including without limitation, janitorial and security services. Landlord hereby expressly acknowledges and agrees that any and all utility accounts shall be maintained in the name of Tenant and that Tenant shall pay any and all applicable utility providers directly. Tenant will have no obligations to pay Landlord for any utility expenses pursuant to this Lease, except and to the extent that Landlord, and not Tenant, pays any utility company(ies) directly for utilities used and consumed at the Building, then Tenant shall pay its Proportionate Share of all utility expenses in accordance with Section 2.2 of this Lease. Except to the extent directly caused by Landlord’s breach of this Lease, negligence or intentional misconduct, Landlord shall not be liable for any interruption in the service provided by any utility or other service provider to the Building.

5.            PARKING     Landlord shall provide Tenant exclusive use, at no additional cost or expense, of any and all parking spaces adjacent to and/or surrounding the Building and otherwise located on the Land (including, without limitation, the parking structure) as shown in the attached Exhibit B to this Lease. Tenant’s exclusive parking rights may be subject to any other binding written agreement in effect as of the Commencement Date between Landlord and any other lessee of other premises located on the Land.

6.            SIGNAGE     Tenant will not place or permit on any exterior door or window or any exterior wall of the Premises any sign, awning, canopy, advertising matter or lettering without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

7.            USE     Tenant agrees that it will use and occupy the Premises for general office and administrative activities and for such lawful purposes as may be incident thereto and for no other purpose without Landlord’s prior written consent. Landlord acknowledges that Tenant’s use and occupancy existing as of the date of this Lease (and any customary and reasonable uses similar thereto) is permitted under this Lease. Tenant shall comply with all governmental laws, rules, ordinances and regulations applicable to the use of the Premises, and promptly comply with all governmental orders and directives for the correction and abatement of nuisances in or upon the Premises, all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would unreasonably interfere with, or endanger Landlord or any other tenants of the Building or Project.

8.            ALTERATIONS

8.1            Tenant shall not make any alterations, additions or improvements to the Premises, except for non-structural alterations that cost less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) per project, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant, at its own cost and expense, may erect such office equipment and furniture, shelves, bins, machinery and trade fixtures as it desires provided that: (i) such items do not alter the basic character of the Premises or the Building; (ii) such items do not overload or damage the same; (iii) such items may be removed without injury to the Premises; and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and all provisions of this Lease. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term of this Lease and shall be the property of Landlord upon the expiration or earlier termination of this Lease provided that nothing herein shall prohibit Tenant from removing Tenant Property in accordance with Section 3.3, above. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed in accordance with Section 3.3 on or before the expiration or earlier termination of this Lease, at which time Tenant shall restore the Premises to their original condition as delivered on the Commencement Date, ordinary wear and tear excepted. All alterations, installations, removals and restoration shall be performed in a good, workmanlike and lien-free manner.

8.2            Mechanics Liens. Tenant shall promptly pay all contractors and materialmen, and will use its best efforts to prevent any lien from attaching to the Premises or any part thereof. If any lien is filed purporting to be for labor or material furnished or to be furnished at the request of Tenant, Tenant shall do all acts necessary to discharge such lien within twenty (20) days of filing, or if Tenant desires to contest any lien, then Tenant shall deposit with Landlord one and one-half (1 1/2) times the amount of said lien as security for its payment. In the event Tenant fails to deposit the security with Landlord and fails to pay any lien claim after entry of final judgment in favor of the claimant, then Landlord shall have the right to expend all sums reasonably necessary to discharge the lien claim, and Tenant shall pay all reasonable sums expended by Landlord in discharging said lien, including reasonable attorneys’ fees. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor or any person dealing with Tenant, including, without limitation, those who may furnish materials or perform labor for any construction or repairs.

8.3            Antennae. Notwithstanding anything in this Lease (including its exhibits and attachments) to the contrary, Landlord shall permit Tenant to install antennae on the roof of the Building and elsewhere on the Land and connect said antennae to the Premises, provided that all work shall be performed in a good and workmanlike manner, free and clear of all liens and encumbrances and in compliance with all applicable laws. Tenant shall be responsible for the cost of installation, operation and maintenance of said antennae and all such antennae installed by Tenant shall be and remain the property of Tenant and Tenant shall have the right to remove them at the expiration or earlier termination of this Lease. All roof work involved in installing said antennas shall be performed or monitored by Landlord’s roof contractor so as to not invalidate Landlord’s roof warranty.

8.4            Security Cameras and Access. Tenant may install, at Tenant’s expense and subject to Landlord’s approval (not to be unreasonably withheld, conditioned or delayed), security cameras and other security devices on interior and exterior walls and throughout the Building and the Land. The cameras will be used to monitor areas of the Building and/or the Land, provide parking lot security and for any other reasonable security purposes determined by Tenant. Said security cameras shall not penetrate the roof of the Premises. In addition to and without limitation of the foregoing, Tenant may install, at Tenant’s sole cost and expense: (i) a security and/or badge-access system to monitor entry to and exit from the Premises; and (ii) security and/or access gates to control security and access into and out of the Building and surrounding parking areas.

9.            MAINTENANCE

9.1          Tenant’s Maintenance Responsibilities.      Except as expressly set forth in Section 9.2 below, Tenant shall at all times during the Term keep the Premises and all Common Areas (including all entrances and vestibules) and all partitions, windows and window frames and moldings, glass, doors, door openers, fixtures, equipment and appurtenances thereof (including interior lighting) and all parts of the Premises not required to be maintained by Landlord pursuant to Section 9.2 below, in good order, condition and repair, and in compliance with all applicable laws, rules, ordinances and regulations, damage by unavoidable casualty excepted. If replacement of equipment, fixtures and appurtenances thereto are necessary, Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality, and shall repair all damages done in or by such replacement. In addition, Tenant, and not Landlord, shall be responsible for providing for the following services at the Premises: (i) standard cleaning and custodial services; (ii) routine maintenance, painting and interior electrical lighting service for the Building and Common Areas; and (iii) any other maintenance and service responsibilities desired by Tenant at the Premises. In addition to and without limitation of the foregoing, and notwithstanding anything to the contrary in this Lease (including, without limitation, Section 8.1 of this Lease), Landlord expressly acknowledges and agrees that Tenant may make such repairs to the Building and/or the Common Areas as needed and desired by Tenant in Tenant’s reasonable judgment. Without limiting the foregoing, Tenant shall use reasonable efforts to notify Landlord in the event that, to Tenant’s actual knowledge and in Tenant’s reasonable judgment, there are any material repairs needed or material damage to any structural portions of the Building (including, without limitation, foundations, roof, and load bearing and exterior walls) or the associated systems (including water, gas, mechanical, electrical and plumbing equipment and appurtenances and all interior heating, ventilation and air-conditioning systems and equipment (all such interior heating, ventilation and air-conditioning systems and equipment are collectively referred to as “HVAC”)). In the event that Landlord performs and pays for any repairs and/or replacements to the structural portions of the Building or the associated systems serving the Building, pursuant to the obligations set forth in Section 9.2 below, then any such repairs and/or replacements (and the reimbursement or payment by Tenant with respect thereto) will be handled pursuant to and in accordance with Section 2.2 of this Lease.

9.2            Landlord’s Maintenance Responsibilities. Landlord shall keep or cause to be kept all structural portions of the Building (including, without limitation, all foundations, roof, and load -bearing and exterior walls) and all associated systems serving the Building (including, water, gas, mechanical, electrical and plumbing equipment and appurtenances and all HVAC) in good order, condition and repair, except for damage thereto due to the negligence of Tenant, Tenant’s employees or invitees. For purposes of this Lease, “exterior walls” does not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant may give Landlord written Notice of defect or need for repairs, after which Landlord shall commence such repairs as soon as reasonably practicable. In addition to and without limitation of the foregoing, Landlord shall provide the following to Tenant, without additional charge, except as otherwise provided herein: (i) heating and air conditioning during the seasons of the year and within the temperature ranges usually furnished in comparable office buildings; (ii) electrical facilities to furnish reasonable amounts of electricity for normal office lighting; and (iii) water and plumbing facilities comparable to those usually furnished in comparable office buildings. Notwithstanding anything to the contrary in this Lease (including, without limitation, this Section 9.2), as between the Parties, Tenant (and not Landlord) shall be solely responsible for, and shall have the sole right to determine and control, any and all security, maintenance, repair and other rights and oblgiations related to the rocket booster display (including, without limitation, any and all related infrastructure, supports, security equipment, lighting, walls, fencing, pads and walkways) that is located adjacent to the Building.

9.3            Landlord’s Failure to Make Repairs. If Landlord fails to commence any repair which under Section 9.2 is Landlord’s responsibility within thirty (30) days after notification of the need for such repair, and fails to complete such repairs within a reasonable period of time, then Tenant may, in addition to any other rights and/or remedies it may have, make such repairs at the expense of Landlord and Landlord shall pay to Tenant all costs and expenses reasonably incurred as a result of such repairs within thirty (30) days of receipt of invoice thereof. In the event of a bona fide emergency that may result in damage or injury to persons or Tenant’s property, damage that has a material impact on Tenant’s ability to conduct business as contemplated under this Lease, or damage that otherwise exposes Tenant (in Tenant’s reasonable judgment) to liability, Tenant may, unless Landlord commences and diligently pursues such repairs within five (5) days after receipt of written Notice (or such shorter period as would reasonably be expected under the given circumstances), make such repairs on behalf of Landlord and Landlord shall pay to Tenant all costs and expenses reasonably incurred in making such repairs within thirty (30) days of receipt of invoice thereof. Provided, if in Tenant’s reasonable judgment, immediate action must be taken to protect the Building or Premises or persons therein from damage or injury, Tenant may, without giving Notice to Landlord, make such repairs on behalf of Landlord and give written Notice thereof to Landlord as soon as reasonably practicable.

10.          ASSIGNMENT AND SUBLETTING

10.1         Tenant shall not, either voluntarily or by operation of law, assign, transfer, or sublet the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In connection with any such assignment or sublease, Tenant or the assignee or subtenant of Tenant shall pay to Landlord any out-of-pocket legal and administrative costs actually incurred by Landlord in approving such assignment or subletting, not to exceed One Thousand Five Hundred and 00/100 Dollars ($1,500.00). Consent to any assignment or subletting shall not be deemed a consent to any future assignment or subletting. Notwithstanding the foregoing, Tenant shall have the right (without obtaining Landlord’s prior written consent which shall not be required) to assign this Lease in whole or in part or to sublet all or any portion of the Premises to any person or entity controlling, controlled by or under common control with Tenant, if the assignee assumes, in writing delivered to Landlord, Tenant’s obligations under this Lease.

10.2         Neither: (i) a change in ownership of Tenant as a result of a merger, consolidation or reorganization; nor (ii) the sale of all or substantially all of the assets of Tenant shall be considered an assignment under this Section 10 requiring Landlord’s consent and Landlord shall have no right to delay, alter or impede any of the foregoing transactions.

11.         RIGHT OF ENTRY     Landlord, its employees and agents, shall have the right to enter the Premises with a designated representative of Tenant upon reasonable notice during regular business hours for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants of the Premises. In the case of a bona fide emergency, Landlord may enter the Premises after using its best efforts to provide Tenant with the greatest possible notice under the circumstances and in the event that representatives of Tenant are not present to accompany Landlord or to open and permit entry into the Premises during the course of such emergency, then Landlord may enter the Premises forcibly and without being accompanied by a representative of Tenant without such entry constituting an eviction of Tenant or termination of this Lease. Except in the case of a bona fide emergency, Landlord, its employees and agents will abide by all reasonable security procedures established for the Premises by Tenant.

12.         INSURANCE

12.1         Landlord’s Obligations. Throughout the Term, including, without limitation, any renewal or extension thereof, Landlord shall maintain the following insurance coverage: (i) standard all risk coverage in an amount equal to the replacement cost of the Building; (ii) Commercial General Liability of not less than $1,000,000 per occurrence and $2,000,000 aggregate; and (iii) such other insurance policies as may be deemed normal and customary for substantially similar buildings, including, without limitation, coverage for loss of rent. Subject to the policy minimums set forth above in this Section 12.1, the insurance required of Landlord hereunder may be maintained by a blanket or master policy that includes properties other than the Premises.

12.2	Tenant’s Obligations.

12.2.1     Tenant shall keep in effect, at Tenant’s sole cost and expense, during the Term: (i) workers’ compensation insurance with no less than the minimum limits required by law; and (ii) Commercial General Liability with a minimum limit of $2,000,000 per occurrence and $4,000,000 aggregate. All such policies shall be: (a) issued by insurers that are (1) licensed to do business in the state in which the Premises is located, and (2) rated A- or better by Best’s Key Rating Guide; and (b) endorsed to include Landlord as additional insured (Commercial General Liability only).

12.2.2    Fire and Casualty Insurance.     Tenant shall not do or suffer to be done any act, matter or thing whereby the fire and casualty insurance carried by Landlord on the Building shall be suspended or rated as more hazardous than on the Commencement Date. In case of breach of this covenant (as Landlord’s sole and exclusive remedies in lieu of all other remedies given to Landlord for breach of any covenants or conditions of this Lease), Tenant agrees to pay as Additional Rent any and all increase of premium for fire and casualty insurance carried by Landlord caused in any way by the actions or occupancy of Tenant.

12.3         Waiver Of Subrogation.     Landlord and Tenant for themselves and any and all Parties claiming under or through them, including, without limitation, their respective insurers, hereby mutually release and discharge each other and their respective officers, directors, employees, agents and affiliates from any claims for damage to any person or to the Premises, the Building or any other real or personal property that are caused by or result from risks insured against under any insurance policies carried by Landlord or Tenant and in force at the time of such damage and hereby waive any right of subrogation that might otherwise exist in or accrue to any person on account thereof. All policies required to be carried by either Party herein shall contain an endorsement in favor of the other Party waiving the insurance company’s right of subrogation against such other Party. THIS RELEASE SHALL APPLY EVEN IF THE LOSS OR DAMAGE IS CAUSED BY THE FAULT OR NEGLIGENCE OF A PARTY HERETO OR BY ANY PERSON FOR WHICH SUCH PARTY IS RESPONSIBLE. EACH PARTY AGREES TO NOTIFY ITS INSURANCE CARRIER(S) OF THIS PROVISION.

13.          DAMAGE OR DESTRUCTION OF PREMISES

13.1         In case the Premises are damaged to the extent of fifty percent (50%) or more of its value by fire or any other cause, then either Party may, by a Notice in writing sent no later than thirty (30) days after such damage, terminate this Lease as of the date of such damage, and any fixed rent for the unexpired period paid in advance beyond the date of such damage, shall be refunded by Landlord to Tenant.

13.2         If the Premises are damaged to an extent less than fifty percent (50%) of its value or neither Party exercises its right to terminate this Lease under Section 13.1 above, then Landlord shall diligently commence restoration and restore the Premises to a condition equal to its condition before the damage. Landlord’s obligation to rebuild is contingent upon its receipt of insurance proceeds sufficient to make such repairs. In the event any mortgagee or lender requires such sums to be applied to any debt, Landlord will not be deemed to have received the proceeds. A proportion of the rent herein reserved, according to the extent that such damage and its repair shall interfere with the full enjoyment and use of the Premises, shall be suspended and abated from the date of such damage until Landlord’s repairs have been completed. In the event that the Premises have not been restored to a condition equal to their condition before the damage within two hundred seventy (270) days after the date of such damage, then Tenant may, by a Notice in writing sent no later than thirty (30) days after the expiration of such two hundred seventy (270) day period, terminate this Lease as of the date of such damage, and any fixed rent for the unexpired period paid in advance beyond the date of such damage, shall be refunded by Landlord to Tenant.

14.         REMEDIES OF LANDLORD UPON TENANT’S DEFAULT

14.1        Tenant’s Default Defined.     The following shall be considered an “Event of Default” under and a breach of this Lease: (i) any failure of Tenant to pay any Base Rent or Additional Rent due hereunder for more than five (5) business days after receipt of written Notice of non-payment; (ii) any failure by Tenant to perform or observe any of the other terms, provisions, conditions and covenants of this Lease for more than thirty (30) days after receipt of written Notice of such failure provided, however, that if the event for which the Notice is given is of a nature that may not be reasonably cured within said thirty (30) day period, Tenant shall not be in default for so long as Tenant commences to cure the failure within the thirty (30) day period and diligently pursues it to conclusion; (iii) Tenant is adjudged bankrupt in a final decision of a court of competent jurisdiction, or makes a general assignment for the benefit of its creditors; (iv) a receiver of any property of Tenant in or upon the Premises is appointed in any action, suit, or proceeding by or against Tenant and such appointment is not vacated or annulled within sixty (60) days; (v) this Lease, Tenant’s interest herein or in the Premises, any improvements thereon, or any property of Tenant is executed upon or attached; or (vi) Tenant transfers possession of the Premises to a third party, except as expressly permitted under this Lease.

14.2.        Landlord’s Remedies.     Upon the occurrence of any Event of Default specified in Section 14.1, Landlord shall have the right to pursue any one or more of the following remedies:

14.2.1     Terminate this Lease and, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises by summary dispossession proceedings or any other method authorized by law and recover from Tenant: (i) all rent due and unpaid up to the time of re-entry; (ii) the costs of repairing or otherwise putting the Premises into the condition required by this Lease; and (iii) the present value of the unpaid rent and charges reserved in this Lease for the remainder of the Term of this Lease (i.e., the duration of this Lease had it not been terminated) less the present value of the fair market rental of the Premises (which shall be determined taking into account a reasonable period of time for Landlord to procure a new tenant, and the reasonable costs which would be incurred by Landlord in doing so) from the date of termination to the expiration date, all of which shall be immediately due and payable by Tenant to Landlord; or

14.2.2     Without terminating this Lease, enter upon and take possession of the Premises, by summary dispossession proceedings or any other remedy authorized by law and relet the Premises, or any part thereof, for such term or terms (which may extend beyond the Term of this Lease), for the highest rent reasonably obtainable (even if such rent is below market value) and to recover from Tenant the difference between the rent reserved by this Lease and the amount obtained through such reletting plus the following costs, if reasonably incurred by Landlord in such reletting: (i) brokerage fees and/or leasing commissions; (ii) the costs of removing and storing Tenant’s property; and (iii) the costs of repairing or otherwise putting the Premises into the condition required by this Lease. In no event shall Tenant be entitled to any excess rent obtained by reletting the Premises over and above the rent reserved herein.

14.3         Landlord’s Performance for Account of Tenant.      If Tenant shall continue in default in the performance of any of the covenants or agreements herein contained, after any applicable cure period, Landlord may perform the same for the account of Tenant. Any amount incurred by Landlord in the performance of any such matter for the account of Tenant shall be deemed to be Additional Rent and the same may, at the option of Landlord, be added to any rent then due or thereafter falling due hereunder or shall be payable by Tenant to Landlord within thirty (30) days after written demand.

14.4         No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written Notice of such termination is given by Landlord to Tenant.

15.	REMEDIES OF TENANT UPON LANDLORD’S DEFAULT

15.1         Landlord shall be in default of this Lease (a “Landlord Default”) if it shall fail to perform any duty or obligation imposed upon it by this Lease and such failure shall continue for a period of thirty (30) days after Landlord’s receipt of written Notice of such failure; provided, however, that if the event for which the Notice is given is of a nature that may not reasonably be performed within said thirty (30) -day period, Landlord shall not be in default for so long as Landlord commences its performance within said thirty (30) -day period and diligently pursues it to conclusion. Upon the occurrence of a Landlord Default, Tenant, in addition to all other rights or remedies Tenant may have for such default at law, in equity or otherwise, shall have the right to exercise any self-help measures as may be reasonably necessary to cure such default. Any costs and expenses incurred by Tenant to cure such Landlord Default shall be reimbursed by Landlord within thirty (30) days after written demand. If Landlord fails to cure any Landlord Default within the time periods set forth above in this Section 15.1, Tenant shall have the right to abate Base Rent until such Landlord Default is cured.

15.2         All obligations of Landlord under this Lease will be deemed binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease means only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing (but not from obligations and/or defaults accruing during such Landlord’s ownership), but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership. Any liability of a current Landlord under this Lease shall be limited solely to its interest in the Project, including, without limitation, any equity therein, income, rents and/or profits derived therefrom, insurance and condemnation awards or personal property on or about the Project, and in no event shall any personal liability be asserted against either Party in connection with this Lease nor shall any recourse be had to any other property or assets of either Party.

16.         EMINENT DOMAIN     In the event that more than twenty percent (20%) of the Premises are taken by paramount governmental authority or in any way condemned or appropriated by the exercise of the right of eminent domain or a deed or conveyance in lieu of eminent domain, (each a “Taking”), either Party hereto shall have the right, at its option, within sixty (60) days after said Taking, to terminate this Lease upon thirty (30) days’ written Notice to the other Party. In the event that either Party elects to terminate this Lease, the rent herein set forth shall be abated and Tenant’s liability therefore will cease as of the date of such Taking, this Lease shall terminate as of said date, and any prepaid rent shall be returned to Tenant. If this Lease is not terminated as herein provided, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken by the condemning authority restore the remaining portion of the Premises to render it reasonably suitable for the uses permitted by this Lease and the Base Rent shall be proportionately and equitably reduced. Notwithstanding the foregoing, Landlord shall not be obligated to expend an amount greater than the proceeds received from the condemning authority less all expenses reasonably incurred in connection therewith (including attorneys’ fees) for the restoration. In the event any mortgagee or lender requires that all or any portion of the proceeds received from the condemning authority be applied to any debt, Landlord will not be deemed to have received such proceeds. All compensation awarded in connection with or as a result of a Taking shall be the property of the Landlord, except that Tenant may apply for and keep as its property a separate award for: (i) the value of Tenant’s leasehold interest; (ii) the value of Tenant Property or Tenant’s trade fixtures or personal property; (iii) Tenant’s moving expenses; (iv) Tenant’s business relocation expenses; and (v) damages to Tenant’s business incurred as a result of such Taking.

17.         SUBORDINATION OF LEASE

17.1          This Lease is and shall remain subordinate and subject to any mortgage or mortgages or deeds of trust which are now, or at any time hereafter shall be placed, upon the interest of Landlord in the Premises or any part thereof or to any assignment of the interest of Landlord in this Lease; provided that, so long as Tenant is not in default hereunder, its possession will not be disturbed nor will its leasehold interest be divested. Tenant agrees to execute and deliver to Landlord, without cost, any instrument that may be deemed necessary by Landlord to further effect the subordination of this Lease to any such mortgage, mortgages or assignments, except that such instrument shall provide that, so long as Tenant is not in default hereunder, its possession will not be disturbed nor will its leasehold interest be divested.

17.2         In the event of a foreclosure of any such mortgage, Landlord and Tenant hereby agree that this Lease shall not terminate by reason thereof, and Tenant further agrees to attorn to and to recognize as Landlord hereunder the mortgagee or purchaser at a foreclosure sale for the balance of the Term (including the Renewal Term(s), if applicable), subject to all the terms and provisions hereof; provided, however, that any such mortgagee or purchaser at a foreclosure sale, which shall become the Landlord hereunder, shall not be:

(i)           liable for acts or omissions of Landlord occurring prior to its ownership of the Premises;

(ii)          subject to any offsets or defenses which Tenant might have against Landlord that accrue prior to its ownership of the Premises;

(iii)         bound by any Base Rent or Additional Rent that Tenant may have paid to Landlord more than thirty (30) days in advance; or

(iv)         bound by any amendment or modifications of this Lease made after Tenant receives written Notice of such foreclosure.

18.         ESTOPPEL CERTIFICATE     Either Party shall, at any time and from time to time within twenty (20) days following receipt of written request from the other Party, execute, acknowledge and deliver to the requesting Party a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which the rent reserved hereunder has been paid, and certifying that there are not, to the responding Party’s knowledge, any uncured defaults on the part of the Party requesting the certificate, or specifying such defaults if any are claimed. The responding Party’s failure to deliver such statement within such twenty (20) -day period shall be conclusive upon such Party that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in the requesting Party’s performance hereunder.

19.         RULES AND REGULATIONS     Tenant and Tenant’s agents, employees and invitees shall faithfully observe and comply with all reasonable, uniform rules and regulations promulgated by Landlord from time to time for the safety, care or cleanliness of the Premises and for the preservation of good order therein, provided that such rules and regulations do not materially increase Tenant’s duties or obligations under this Lease. In the event of any conflict or inconsistency between the terms and conditions of this Lease and any rules and regulations promulgated by Landlord, the conflict or inconsistency shall be resolved by giving precedence to the terms and conditions of this Lease. Landlord and Tenant acknowledge and agree that no such rules and regulations exist as of the Commencement Date of this Lease.

20.         QUIET ENJOYMENT     Landlord represents and warrants that it has the authority to enter into this Lease. Landlord further represents, warrants and covenants that so long as Tenant pays all amounts due hereunder and performs all other material covenants and conditions of this Lease to be performed by the Tenant hereunder, Landlord and its successors and assigns shall not interfere, nor permit interference, with Tenant’s quiet use and enjoyment of the Premises and that, subject to the terms and conditions of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof.

21.          ENVIRONMENTAL MATTERS

21.1         Definitions.

21.1.1      For purposes of this Lease, the term “Environmental Laws” means any and all federal, state, or local laws, statutes, rules, regulations, ordinances, or judicial or administrative decrees or orders relating to: (i) health, safety or environmental protection; (ii) the emissions, discharges, releases or threatened releases of pollutants, contaminants or toxic or hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water or subsurface strata); or (iii) the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of, or exposure to pollutants, contaminants or toxic or hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §9601 et seq. (“CERCLA”), as amended and judicially and administratively interpreted through the date hereof, and all regulations promulgated thereunder as of such date.

21.1.2     For purposes of this Lease, the term “Hazardous Substance” means: (i) any products, materials, solvents, elements, compounds, chemical mixtures, contaminants, pollutants or other substances identified as toxic or hazardous under CERCLA or any other Environmental Law; and (ii) the following substances: PCBs, gasoline, kerosene or other petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde and radioactive materials.

21.2         Tenant’s Obligations.

21.2.1     Tenant shall not cause or knowingly permit any Hazardous Substance to be placed, stored, treated, released, spilled, transported or disposed of on, under, at or from the Premises in violation of any Environmental Laws during the Term. Nor will Tenant knowingly permit the Premises to be used or operated in a manner that may cause the Building, the Project, or any part thereof, to be contaminated by any Hazardous Substance in violation of any Environmental Laws during the Term.

21.2.2     During the Term, Tenant shall contain at or remove from the Premises or perform any other remedial action regarding any Hazardous Substance placed, held, located, released, spilled, transported or disposed of on, under, at or from the Premises by Tenant, its employees, agents, customers/invitees, or contractors, at Tenant’s sole cost and expense, if, as and when such containment, removal or other remedial action is required under any Environmental Law, and shall perform such containment, removal or other remediation in compliance with all Environmental Laws.

21.2.3     Tenant shall provide Landlord with written Notice (and a copy as may be applicable) within five (5) business day after Tenant obtains actual knowledge of any of the following: (i) any governmental or regulatory actions instituted or threatened under any Environmental Law affecting Tenant or the Premises; (ii) all claims made or threatened by any third party against Tenant or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance; (iii) the discovery during the Term of any occurrence or condition on the Premises that could cause the Premises to be classified in a manner which may support a claim under any Environmental Law; and (iv) the discovery during the Term of any Hazardous Substance on, under, at or from the Premises not authorized or permitted under Environmental Laws.

21.3         Landlord’s Obligations. Landlord understands and agrees that notwithstanding anything contained in this Lease to the contrary, in no event shall Tenant have any liability whatsoever, including, without limitation, any liability or obligation under this Section 21, with respect to any Hazardous Substance that was generated, possessed, used, stored, released, spilled, treated, transported, manufactured, refined, handled, produced or disposed of on, about, adjacent to, or near the Premises, the Building, the Project and/or the Land by: (i) Landlord, its agents, employees, contractors or invitees; or (ii) any third party who is not an affiliate, employee, agent, contractor or invitee of Tenant.

22.         WAIVER; INDEMNIFICATION

22.1         Waiver.     EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, NEITHER PARTY OR ITS AGENTS OR EMPLOYEES, SHALL BE LIABLE TO THE OTHER PARTY OR ANY PERSON CLAIMING THROUGH THAT PARTY FOR ANY EXEMPLARY, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) FOR ANY CAUSE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, CLAIMS CAUSED BY OR RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT PARTY, ITS AGENTS, CONTRACTORS OR EMPLOYEES.

22.2         Tenant’s Indemnity.     Except to the extent caused by the breach of this Lease by Landlord or the acts or omissions of Landlord, its officers, agents, employees, contractors, or any other person or entity for whom Landlord is legally responsible, Tenant shall defend, indemnify and hold Landlord and its officers, directors, shareholders, employees, agents and representatives harmless from and against any and all claims, demands, litigation, settlements, judgments, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising directly or indirectly out of: (i) any act or omission of Tenant, its officers, agents, employees, contractors, or any other person or entity for whom Tenant is legally responsible; or (ii) a breach of any representation, warranty or covenant of Tenant contained or incorporated in this Lease, including, without limitation, those set forth in Section 21, above. Tenant’s obligations under this Section 22.2 shall survive the expiration or earlier termination of this Lease for two (2) years.

22.3         Landlord’s Indemnity.     Except to the extent caused by the breach of this Lease by Tenant or the acts or omissions of Tenant, its officers, agents, employees, contractors, or any other person or entity for whom Tenant is legally responsible, Landlord shall defend, indemnify and hold Tenant, its officers, directors, shareholders, employees, agents and representatives harmless from and against any and all claims, demands, litigation, settlements, judgments, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising directly or indirectly out of: (i) any act or omission of Landlord, its officers, agents, employees, contractors or any other person or entity for whom Landlord is legally responsible; or (ii) a breach of any representation, warranty or covenant of Landlord contained or incorporated in this Lease, including without limitation those set forth in Section 21, above. Landlord’s obligations under this Section 22.3 shall survive the expiration or earlier termination of this Lease for two (2) years.

22.4         Indemnification Procedure. The Party seeking indemnification (the “Indemnified Party”) shall promptly send Notice to the Party from whom indemnification is being sought (the “Indemnifying Party”) of the claim or suit for which indemnification is sought. The Indemnified Party shall not make any admission as to liability or agree to any settlement of or compromise any claim without the prior written consent of the Indemnifying Party. The Indemnified Party shall, at the Indemnifying Party request and expense, give the Indemnifying Party all reasonable assistance in connection with those negotiations and litigation.

23.            MISCELLANEOUS

23.1         Force Majeure.     Notwithstanding anything to the contrary in this Lease, and except for the timely payment of rent, additional rent and operating expenses due hereunder, neither Party shall be liable to the other Party for nonperformance or delay in performance of any of its obligations under this Lease due to causes beyond its reasonable control, including, without limitation, strikes, lockouts, labor troubles, acts of God, accidents, technical failure governmental restrictions, insurrections, riots, enemy act, war, civil commotion, fire, explosion, flood, windstorm, earthquake, natural disaster or other casualty (“Force Majeure”). Upon the occurrence of a Force Majeure condition, the affected Party shall immediately notify the other Party with as much detail as possible and shall promptly inform the other Party of any further developments. Immediately after the Force Majeure event is removed or abates, the affected Party shall perform such obligations with all due speed. Neither Party shall be deemed in default of this Lease to the extent that a delay or other breach is caused by a Force Majeure event. A proportion of the rent herein reserved, according to the extent that such Force Majeure event shall interfere with the full enjoyment and use of the Premises, shall be suspended and abated from the date of commencement of such Force Majeure event until the date that such Force Majeure event subsides. In the event that such Force Majeure prevents the affected Party from performing its obligations under this Lease, in whole or in part, for a period of one hundred twenty (120) or more days, then the other Party may terminate this Lease upon Notice to the affected Party.

23.2         Successors and Assigns. The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the Parties hereto, their legal representative, heirs, successors and permitted assigns. No rights however, shall inure to the benefit of any assignee of Tenant, unless such assignment shall have been made in accordance with Section 10 of this Lease.

23.3         Brokers. Each Party represents and warrants to the other that no person or entity claims or will claim any commission, finders fee or other amounts by, through, under or as a result of any relationship with such Party because of this transaction. Landlord and Tenant each agree to defend, indemnify and hold the other Party harmless from and against any and all claims, losses or damages, including without limitation reasonable attorneys’ fees arising out of or relating to any breach of such Party’s representations and warranties contained in this Section 23.3.

23.4         Governing Law and Construction.     This Lease shall be construed, governed and enforced in accordance with the laws of the state in which the Premises are located. Landlord and Tenant acknowledge and agree that they and their counsel have reviewed, or have been given a reasonable opportunity to review, this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any amendments hereto.

23.5         Person; Gender; Number.     As used in this Lease, the word “person” means and includes, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender.

23.6         Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

23.7         Waiver.     The failure of either Party to insist upon strict performance of any provision of this Lease shall not be construed as a waiver of any subsequent default or breach of the same or similar nature. All rights and remedies reserved to either Party shall be cumulative and shall not be in limitation of any other right or remedy which such Party may have at law, in equity or otherwise.

23.8         Notice.     Any notice to be given under this Lease shall be in writing and shall be sent by facsimile transmission, or by first class certified mail, postage prepaid, or by courier service, charges prepaid, to the Party notified, addressed to such Party at the following address, or sent by facsimile to the following fax number, or such other address or fax number as such Party may have substituted by written notice to the other Parties (the “Notice”). The sending of such Notice with confirmation of receipt thereof (in the case of facsimile transmission) or receipt of such Notice (in the case of delivery by mail or by overnight courier service) shall constitute the giving thereof:

If to Landlord:                       CONX Corp.

If by courier:

5701 S. Santa Fe Drive

Littleton, Colorado 80120

Attn: David Moskowitz

Telephone No.: 303-882-3811

If by U.S. Mail:

5701 S. Santa Fe Drive

Littleton, Colorado 80120

Attn: David Moskowitz

Telephone No.: 303-882-3811

If to Tenant:                             DISH Wireless L.L.C.

If by courier:

9601 S. Meridian Blvd.

Englewood, Colorado 80112

Attn: Director of Facilities

If by U.S. Mail:

9601 S. Meridian Blvd.

Englewood, Colorado 80112

Attn: Director of Facilities

Fax No.: _____________________

With a Copy to:                      DISH Wireless L.L.C.

If by courier:

9601 S. Meridian Blvd.

Englewood, Colorado 80112

Attn: Chief Legal Officer

If by U.S. Mail:

9601 S. Meridian Blvd.

Englewood, Colorado 80112

Attn: Chief Legal Officer

Fax: _______________________

23.9         Entire Agreement.     This Lease sets forth the entire, final and complete understanding between the Parties hereto relevant to the subject matter of this Lease, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, relevant to the subject matter of this Lease made or existing before the date of this Lease. Except as expressly provided by this Lease, no waiver or modification of any of the terms or conditions of this Lease shall be effective unless in writing and signed by both Parties. Any provision of this Lease that logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Lease.

23.10       Compliance with Law.     Each Party shall comply with, and agree that this Lease is subject to, all applicable federal, state, and local laws, rules and regulations, and all amendments thereto, now enacted or hereafter promulgated in force during the Term or any renewal or extension thereof.

23.11       Counterparts.     This Lease may be executed in any number of identical counterparts and, as so executed, shall constitute one agreement, binding on all the Parties hereto, notwithstanding that all the Parties are not signatories to the original or the same counterpart. Execution of this Lease by facsimile or other method of electronic acceptance shall be effective to create a binding agreement and, if requested, Landlord and Tenant agree to exchange original signed counterparts.

23.12       Remedies Cumulative.     It is agreed that, except as expressly set forth in this Lease, the rights and remedies herein provided in case of default or breach by either Landlord or Tenant are cumulative and shall not affect in any manner any other remedies that the non -breaching Party may have by reason of such default or breach. The exercise of any right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, at law, in equity or otherwise.

23.13       Attorneys’ Fees. If an action is brought by either Party for breach of any lease covenant and/or to enforce or interpret any provision of this Lease, the prevailing Party shall be entitled to recover its costs, expenses and reasonable attorneys’ fees, both at trial and on appeal, in addition to all other sums allowed by law.

23.14       Incorporation of Exhibits.     All exhibits referenced herein and attached hereto are hereby incorporated herein in their entirety by this reference.

23.15       Time is of the Essence.     Time is of the essence; and all due dates, time schedules and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided.

23.16       Guaranty. All of Tenant’s obligations under this Lease will be guaranteed by DISH Network Corporation, an affiliate of Tenant (“Guarantor”). Upon Tenant’s execution of this Lease, Tenant will cause Guarantor to execute a Lease Guaranty in the form attached hereto as Exhibit C (the “Guaranty”) and will then cause Guarantor to deliver such Guaranty to Landlord simultaneously with Tenant’s delivery of this Lease. Landlord’s obligations under this Lease are expressly conditioned on Tenant’s delivery of the Guaranty executed by Guarantor.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Lease as of the day and year first above written.

LANDLORD:	TENANT:
CONX CORP., a Nevada corporation	DISH WIRELESS L.L.C., a Colorado limited liability company

By:	By:
Name:	Name:
Its:	Its:

EXHIBIT A

The Premises consist of _______ rentable square feet. Said Premises has an address of 5701 South Santa Fe Drive, Littleton, Colorado 80120, and is shown on the attached Exhibit A-1.

The Premises is legally described as:

EXHIBIT A-1

EXHIBIT B

EXHIBIT C

Form of Lease Guaranty

GUARANTY

(DISH Network Corporation)

IN ORDER TO INDUCE CONX CORP., a Nevada corporation (“Landlord”), to enter into that certain Commercial Lease Agreement dated on or about the date hereof (the “Lease”) with respect to premises located at 5701 South Santa Fe Drive, Littleton, Colorado 80120 (the “Premises”), DISH Network Corporation, a Nevada corporation (“Guarantor”) hereby guarantees the payment and performance of and agrees to pay and perform as a primary obligor all liabilities, obligations and duties (including, but not limited to, payment of all Rent provided for in the Lease) imposed upon DISH Wireless L.L.C., a Colorado limited liability company (“Tenant”) from time to time under the terms of the Lease, as if Guarantor had executed the Lease as Tenant thereunder.

Guarantor hereby waives notice of acceptance of this Guaranty, but expressly does not waive any other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby, including notices of default by Tenant under the Lease, nor any diligence, presentment and suit on the part of Landlord in the enforcement of any liability, obligation or duty guaranteed hereby, all of which Landlord shall provide to Guarantor on the same basis and as required to be provided to Tenant under and pursuant to the Lease or otherwise. Guarantor further hereby expressly does not give or grant to Landlord any rights, power and/or authority, without notice to and written approval by Guarantor, to alter, extend or otherwise modify the Lease to the extent the same would increase or otherwise affect Guarantor’s obligations hereunder. Landlord hereby acknowledges and agrees that Guarantor will have no liability whatsoever (under this Guaranty or otherwise) with respect to any increased obligations of Tenant pursuant to any alteration, modification, supplement, or extension of the Lease that was entered into without the express prior written consent of Guarantor.

Guarantor further agrees that Landlord shall not be first required to enforce against Tenant or any other person any liability, obligation or duty guaranteed hereby before seeking enforcement thereof against Guarantor. Suit may be brought and maintained against Guarantor by Landlord to enforce any liability, obligation or duty guaranteed hereby without joinder of Tenant or any other person. With respect to Guarantor’s obligations under this Guaranty, Guarantor shall not set up or claim any defense, counter-claim, set-off or other objection of any kind that is not available to Tenant to (a) any valid demand or claim by Landlord for payment, performance and fulfillment of the guaranteed obligations, or (b) to any action or proceeding, at law, in equity or otherwise, made or brought in any action or proceeding, at law, in equity, or otherwise, arising from the guaranteed obligations. For the avoidance of doubt, Guarantor shall be entitled to any and all defenses, counter-claims, rights of set-off and other objections of any kind to the extent the same are available to Tenant as if Guarantor were “Tenant” under the Lease. The liability of Guarantor shall not be affected by any termination of the Lease to the extent that Tenant thereafter continues to be liable thereunder. Landlord and Tenant may at any time and from time to time enter into such modifications, extensions, amendments or other covenants with respect to the Lease as they may deem appropriate and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of Tenant under the Lease as so modified, extended or amended, so long as and to the extent that any such modification, extension or amendment was entered into with the express prior written consent of Guarantor.

It is understood that other guaranties similar to this Guaranty may be executed by other persons with respect to the Lease. This agreement shall be cumulative of any such other guaranties and the liabilities and obligations of Guarantor shall in no event be affected or diminished by reason of such other guaranties. In the event that Landlord secures other guaranties similar to this Guaranty, or secures the signature of more than one guarantor to this Guaranty, or both, Guarantor agrees that Landlord, in Landlord’s sole discretion, may bring suit against all guarantors of the Lease jointly and severally or against any one or more of them, may compound or settle with any one or more of such guarantors for such liability, obligation or duty guaranteed hereby. Guarantor further agrees that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor.

All sums payable by Guarantor under this Guaranty shall be payable at the principal address of Landlord. Guarantor specifically agrees that any action under this Guaranty may be maintained in the County of Arapahoe, State of Colorado, and Guarantor and Landlord specifically submit to the jurisdiction and venue of such courts with respect to any such action.

Guarantor agrees that at any time and from time to time (but on not less than 10 days’ prior written request by Landlord), Guarantor will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following, as of the date thereof and to Guarantor’s actual knowledge: (a) that this Guaranty is unmodified and in full force and effect (or, if there have been modifications, that this Guaranty is in full force and effect, as modified, and stating the date and nature of each modification); (b) that Guarantor has no existing defenses to enforcement of this Guaranty; and (c) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Premises.

If any legal proceeding is commenced to enforce or interpret any provision of this Guaranty, the substantially prevailing party in such suit shall be entitled to recover, in addition to all other remedies or damages, its attorneys’ fees and expenses. This Guaranty shall be binding upon Guarantor and the successors, heirs, executors and administrators of Guarantor, and shall inure to the benefit of Landlord and Landlord’s successors and assigns.

EXECUTED as of the ______ day of ____________, 2024.

GUARANTOR:

DISH NETWORK CORPORATION

By:
Name:
Title:
Address:

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